Exhibit 32.1

CERTIFICATIONS OF

PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Rachel K. King, Chief Executive Officer of GlycoMimetics, Inc. (the “Company”), and Brian M. Hahn, Chief Financial Officer of the Company, each hereby certifies that, to the best of his or her knowledge:

1.	The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2020, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 6th day of November 2020.

/s/ Rachel K. King	/s/ Brian M. Hahn
Rachel K. King	Brian M. Hahn
Chief Executive Officer	Chief Financial Officer and Senior Vice President

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This certification accompanies the Periodic Report to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of GlycoMimetics, Inc. under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Periodic Report), irrespective of any general incorporation language contained in such filing.